Exhibit 99.1

NetScout Systems Reports Financial Results for First Quarter Fiscal Year 2012

Q1 Revenue Down 5% Year-over-Year

Q1 Net Income Down Year-over-Year: 66% GAAP, 38% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--July 21, 2011--NetScout Systems, Inc. (NASDAQ: NTCT):

Q1 FY 2012
Revenue	$63.3 million
	GAAP	Non-GAAP
Net income	$2.4 million	$5.5 million
Net Income per share	$0.06	$0.13

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its first quarter of fiscal year 2012 ended June 30, 2011.

“First quarter results were disappointing, coming in below our original expectations. We historically experience seasonal weakness in the first quarter, but this year’s seasonality was further exacerbated by minimal bookings from the US government and lower than expected orders from the financial services sector,” said Anil Singhal, President and CEO of NetScout Systems. “New business from the US government suffered substantially from budget holds and some of our large financial services customers delayed or deferred decisions as they tightened capital expenditures. On the other hand, new business from service providers was up 33% year-over-year and orders from our non-financial enterprise sector were healthy. We are making structural improvements that will extend and accelerate our ability to serve customer requirements for the enterprise and the service provider markets.” Anil Singhal concluded, “Despite the slow start to our fiscal year, our pipeline is strong, our new product offerings in IP Voice, Video and Telepresence are generating interest and we are confident that order momentum will build over the coming quarters. We are on track to achieve the expense reductions included in our guidance.”

Total revenue for the first quarter was $63.3 million. Product revenue was $29.5 million, and service revenue was $33.8 million.

GAAP net income for the first quarter was $2.4 million, or net income per diluted share of $0.06. GAAP income from operations was $4.3 million. On a non-GAAP basis, net income for the quarter was $5.5 million, or $0.13 per diluted share, and non-GAAP income from operations was $8.7 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Financial and Company Highlights:

For the first quarter:

  Revenue decreased 5% year-over-year and decreased 19% sequentially.
  Product revenue decreased 13% year-over-year and decreased 35% sequentially.
  Service revenue increased 3% year-over-year and increased 4% sequentially.
  GAAP operating margin was 7%, down 10 points from 17% a year ago and down 15 points sequentially. Non-GAAP operating margin was 14%, down 7 points from 21% a year ago and down 13 points sequentially.
  As of June 30, 2011 cash and cash equivalents and short and long-term marketable securities were $209.2 million, down $19.3 million from $228.5 million as of the end of the prior quarter. The decrease in cash in the quarter was primarily related to the acquisition of Psytechnics, Ltd. Year-over-year, the increase was $18.2 million, up from $191.0 million as of June 30, 2010.

In addition:

  NetScout completed the acquisition of privately-held Psytechnics, Ltd. based in Ipswich, United Kingdom, an industry leading provider of IP Voice, Video and Telepresence technologies that proactively assure the user experience for unified communications services.
  NetScout released nGenius® Voice | Video Manager – the first integration of technology from its acquisition of Psytechnics that provides comprehensive real-time service management for IP Telepresence, video and voice services.
  NetScout announced nGenius Enterprise Intelligence, a software module that enables automated, faster and more efficient analysis of complex business service transactions correlated across multi-data center and cloud environments. nGenius Enterprise Intelligence leverages ASI metrics from nGenius InfiniStream appliances and is tightly integrated with nGenius Service Delivery Manager, nGenius Performance Manager, and Sniffer® Analysis modules.

Guidance:

On July 4, 2011 NetScout lowered the revenue and net income per share guidance for the fiscal year 2012. GAAP and non-GAAP revenue is now expected to be in the range of $300 million to $315 million. GAAP net income per diluted share is expected to be in the range of $0.84 to $0.97 and non-GAAP net income per diluted share between $1.07 and $1.19.

The fiscal year 2012 non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $7.3 million, estimated amortization of acquired intangible assets of approximately $6.4 million, business development costs of approximately $1.2 million which include costs associated with the integration of Psytechnics, and the related impact of these adjustments on the provision for income taxes of $5.4 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 83708835. A replay of the call will be available after 11:30 a.m. ET on July 21 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 83708835.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing share-based compensation expenses, amortization of acquired intangible assets and certain business development expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 26 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 130 service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the plans, objectives and future financial performance of NetScout, and the Company’s statements with respect to its intention to achieve significant expense reduction, make structural improvements and build order momentum, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2011 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Revenue:
Product	$29,531	$33,972
Service	33,765	32,839
Total revenue	63,296	66,811

Cost of revenue:
Product	7,647	8,851
Service	6,249	5,724
Total cost of revenue	13,896	14,575

Gross profit	49,400	52,236

Operating expenses:
Research and development	11,320	9,778
Sales and marketing	26,772	25,119
General and administrative	6,534	5,297
Amortization of acquired intangible assets	482	477
Total operating expenses	45,108	40,671

Income from operations	4,292	11,565
Interest and other income (expense), net	(399)	(440)

Income before income tax expense	3,893	11,125
Income tax expense	1,494	3,980
Net income	$2,399	$7,145

Basic net income per share	$0.06	$0.17
Diluted net income per share	$0.06	$0.17
Weighted average common shares outstanding used in computing:
Net income per share - basic	42,608	41,812
Net income per share - diluted	43,343	42,482

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010

GAAP Revenue	$63,296	$66,811
Product deferred revenue fair value adjustment	-	-
Service deferred revenue fair value adjustment	20	74
Non-GAAP Revenue	$63,316	$66,885

GAAP Gross profit	$49,400	$52,236
Deferred revenue fair value adjustment	20	74
Shared-based compensation expense (1)	112	80
Amortization of acquired intangible assets (2)	1,098	995
Integration expense (3)	4	-
Non-GAAP Gross profit	$50,634	$53,385

GAAP Income from operations	$4,292	$11,565
Deferred revenue fair value adjustment	20	74
Shared-based compensation expense (1)	2,159	1,178
Amortization of acquired intangible assets (2)	1,580	1,472
Integration expense (3)	602	-
Non-GAAP Income from operations	$8,653	$14,289

GAAP Net income	$2,399	$7,145
Deferred revenue fair value adjustment	20	74
Shared-based compensation expense (1)	2,159	1,178
Amortization of acquired intangible assets (2)	1,580	1,472
Integration expense (3)	602	-
Income tax adjustments (4)	(1,295)	(1,035)
Non-GAAP Net income	$5,465	$8,834

GAAP Diluted Net income per share	$0.06	$0.17
Share impact of non-GAAP adjustments identified above	0.07	0.04
Non-GAAP Diluted net income per share	$0.13	$0.21

Shares used in computing non-GAAP diluted net income per share	43,343	42,482

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$47	$20
Cost of service revenue	65	60
Research and development	577	273
Sales and marketing	770	484
General and administrative	700	341
Total share-based compensation expense	$2,159	$1,178

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,098	$995
Operating expenses	482	477
Total amortization expense	$1,580	$1,472

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-
Cost of service revenue	4	-
Research and development	27	-
Sales and marketing	28	-
General and administrative	543	-
Total integration expense	$602	$-

(4) Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%, plus an adjustment for a discrete item

Discrete tax adjustment	$362	$-

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$39,473	$67,168
Marketable securities	142,319	133,430
Accounts receivable, net	41,361	62,801
Inventories	9,591	8,925
Prepaid income taxes	5,376	3,205
Deferred income taxes	3,379	3,383
Prepaid expenses and other current assets	4,765	4,814

Total current assets	246,264	283,726

Fixed assets, net	14,629	13,467
Goodwill	141,356	128,177
Intangible assets, net	50,500	47,686
Deferred income taxes	24,920	25,167
Long-term marketable securities	27,442	27,880
Other assets	1,359	1,467
Total assets	$506,470	$527,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,579	$9,709
Accrued compensation	14,152	21,854
Accrued other	3,826	4,786
Long-term debt, current portion	15,000	15,000
Deferred revenue	78,618	85,241

Total current liabilities	118,175	136,590

Other long-term liabilities	1,887	1,721
Accrued long-term retirement benefits	1,914	1,859
Long-term deferred revenue	12,197	14,735
Long-term debt, net of current portion	49,356	53,106
Total liabilities	183,529	208,011

Stockholders' equity:
Common stock	48	47
Additional paid-in capital	229,515	227,201
Accumulated other comprehensive loss	(582)	(676)
Treasury stock, at cost	(36,863)	(35,437)
Retained earnings	130,823	128,424

Total stockholders' equity	322,941	319,559

Total liabilities and stockholders' equity	$506,470	$527,570

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com